UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2011, the board of directors (the “Board”) of ISTA Pharmaceuticals, Inc. (the “Company”) approved the grant of 172,775 cash-settled stock appreciation rights, subject to vesting and other restrictions, and phantom stock payments equal to the product obtained by multiplying 27,225 shares of the Company’s common stock by the closing price of the Company’s common stock on the applicable measurement date, subject to vesting and other restrictions, to Vicente Anido, Jr., Ph.D., the Company’s Chief Executive Officer. Also on November 30, 2011, the Company entered into a new employment agreement (the “Anido Employment Agreement”) with Dr. Anido, which Anido Employment Agreement will supersede Dr. Anido’s existing employment agreement with the Company, dated March 13, 2006. The purpose of the Anido Employment Agreement is to reflect the foregoing grants.

The foregoing summary of the Anido Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Anido Employment Agreement, which will be filed as an exhibit to the Company’s next periodic report.

On December 2, 2011, the Company entered into a new employment agreement (the “Silvernail Employment Agreement”) with Lauren Silvernail, the Company’s Chief Financial Officer and Vice President, Corporate Development, which Silvernail Employment Agreement will supersede Mrs. Silvernail’s existing employment agreement with the Company, dated February 10, 2003. The purpose of the Silvernail Employment Agreement is to align the terms and conditions relating to severance compensation and benefits in Mrs. Silvernail’s employment agreement with the terms and conditions relating thereto in the employment agreements entered into by the Company’s other executive officers. All other material terms relating to Mrs. Silvernail’s employment remain unchanged.

The following is a brief summary of the Silvernail Employment Agreement. The summary is not complete and is qualified in its entirety by reference to the full text of the Silvernail Employment Agreement, which will be filed as an exhibit to the Company’s next periodic report.

In the event the employment of Mrs. Silvernail is terminated by the Company without cause absent a change in control of the Company, the Company will provide the following severance compensation and benefits:

•	A lump sum severance payment in an amount equal to nine months base salary;

•	Health insurance premiums payable by the Company for continued health insurance coverage for Mrs. Silvernail and all then insured dependents for a period of up to nine months; and

•	Outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company.

In the event of a change in control of the Company and if within 24 months following such change in control Mrs. Silvernail’s employment is terminated by the Company without cause, or Mrs. Silvernail resigns for good reason within 60 days of the event forming the basis for such good reason termination, then the Company will provide Mrs. Silvernail with severance compensation and benefits consisting of:

•

12 months base salary plus the greater of (a) one times the target bonus to be earned for the year in which termination occurs, or (b) one times the bonus amount paid to Mrs. Silvernail in the prior year;

•	Health insurance premiums payable by the Company for continued health insurance coverage for Mrs. Silvernail and all then insured dependents for a period of up to 12 months;

•	Outplacement services for one year, at the Company’s expense not to exceed $25,000, with a nationally recognized service selected by the Company; and

•

Any unvested options, restricted shares or other equity based awards then held by Mrs. Silvernail will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) was held on December 5, 2011. The matters voted on by the Company’s stockholders at the Annual Meeting consisted of (i) the election of two Class II directors to the Company’s Board (the “Nominees”), each to serve for a term of three years expiring upon the 2014 Annual Meeting of Stockholders or until his successor is elected; and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. As of October 21, 2011, the record date for the Annual Meeting, a total of 41,503,137 shares were entitled to vote, of which a total of 37,122,021 shares were present in person or by proxy at the Annual Meeting constituting a quorum for the conduct of business thereat.

(1) Election of Directors. The two Nominees, each of whom were nominated by the Board, were the only candidates nominated for election at the Annual Meeting. Under the Company’s Amended and Restated Bylaws, directors are elected by a plurality of votes cast, so the two nominees who receive the most votes will be elected. The two Nominees received a plurality of the votes cast and, accordingly, were elected to serve on the Board, each to serve for a term of three years expiring upon the 2014 Annual Meeting of Stockholders or until his successor is elected.

The following table sets forth the names of the two Nominees and the respective numbers of votes cast for, the respective numbers of votes withheld from, and the number of broker non-votes with respect to, their election:

Nominees:	Votes For	Votes Withheld	Broker Non-Votes
Vicente Anido, Jr., Ph.D.	28,789,036	2,996,286	5,336,699
Richard C. Williams	28,827,160	2,958,162	5,336,699

(2) Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the Company’s stockholders.

The following table sets forth the number of votes cast for, the number of votes cast against, and the number of shares abstaining from, the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm:

Votes For	Votes Against	Abstentions
36,777,534	19,536	324,951

Item 8.01	Other Events.

As previously reported, the Company’s revolving credit facility with Silicon Valley Bank (the “Revolving Credit Facility”) contains customary financial covenants, including a covenant relating to the ratio of adjusted current assets to current liabilities (the “Covenant”). An event of default under the Revolving Credit Facility will occur if, among other things, the Company fails to cure a breach of the Covenant. If an event of default occurs, the indebtedness to Silicon Valley Bank could be accelerated, such that it becomes immediately due and payable.

Also as previously reported, during certain months in the fourth quarter 2011, the Company disclosed that it may not be able to fulfill the Covenant and that it was in discussions with Silicon Valley Bank to either modify the Covenant or seek a waiver of the Covenant. On December 6, 2011, the Company obtained a waiver of the Covenant from Silicon Valley Bank. All other material terms of the Revolving Credit Facility remain unchanged.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

December 6, 2011	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development